EXHIBIT 99.1
                                  ------------
                                  PRESS RELEASE
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Contact:      William S. Chelak
              Red Flannel
              T: 1-732-761-8998 ext. 20
              Email: will@redflannelgroup.com

                          CareAdvantage, Inc. Announces
                     Commercial Introduction of RPNavigator
       Data-Driven, Risk Management Tool Provides Next Generation Solution
        for Forecasting Health Plan Resource Consumption, Risk and Costs

Iselin, New Jersey - (August 6, 2003) - CareAdvantage, Inc. (OTC: CADV), a health care management consulting firm serving health plans, employers and other purchasers of health care services and benefits, today announced the commercial introduction of RPNavigator. The data-driven, risk management tool was developed by CareAdvantage, Inc. (CAI) as a next generation solution for helping health plan management and employers better understand and forecast resource consumption, risks and costs associated with their respective populations.

Working collaboratively with clients, CAI customizes solutions specific to client needs, integrating RPNavigator into existing workflow systems and programs. Designed by end users for end users, CAI's RPNavigator transforms health plan data, such as inpatient, outpatient, and pharmacy claims and encounters, into actionable information available through an Internet-based portal. It accomplishes this through the utilization of 3M's Clinical Risk Groups (CRGs), a classfication methodology that groups members according to risk related to that individual's clinical history and demographic information. Each member is then assigned to a single clinically supported, mutually exclusive group based on single or multiple disease processes. More information about 3M Clinical Risk Groups, a product of 3M Health Information Systems, is available at www.3mhis.com or by calling 1-800-367-2447.

The initial implementation phase for RPNavigator is typically achieved within four to six weeks. Thereafter, CAI's team of experienced health plan executives, medical directors and a wide range of health care and information technology subject-matter experts work with clients to provide periodic updates, ongoing data analysis and recommendations on the optimization of care management initiatives and processes. These efforts have resulted in a proven track record for helping CAI customers increase savings, improve member satisfaction and provider relations, reduce unnecessary risk and utilization while improving program performance and quality of care.

In addition to these benefits, CAI and RPNavigator also offer clients the ability to:

o    Track population and member-related disease progression changes over time
o    Compare health plan sub-populations on a valid and reliable basis


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o    Profile providers using case mix and severity-adjusted techniques
o Select and prioritize members to optimize the allocation and assess the impact of care management resources, direct interventions and initiatives
o    Reduce client dependence on internal information technology resources

Using RPNavigator as part of a comprehensive solution, CAI can more quickly and effectively work with clients to categorize, quantify and evaluate the status, related burden and progression of diseases and conditions associated with specific industries and benefit plans. As a result, CAI clients are able to more reliably measure the true impact and efficacy of their full range of care management initiatives such as case, disease and network management programs.

"Due to double-digit health care cost increases for the past four years, we envisioned the marketplace's need for an open logic, clinically-based, defensible solution that furthers our clients' ability to significantly improve health care delivery and quality, while reducing costs," said Dennis J. Mouras, President and CEO of CAI. "RPNavigator provides a unique solution for helping the health care industry and corporate America determine why clinical resource consumption and costs are higher for certain health plan members and disease-related populations. This information can then be used by our customers to proactively identify and prevent gaps in care as well as manage practice pattern variations, which are among the leading drivers of increased health care costs."

About CareAdvantage, Inc. (CADV)

Headquartered in Iselin, New Jersey, CareAdvantage, Inc. (OTC: CADV) is a health care management consulting firm specializing in the improvement of health care delivery, quality and cost. For the past nine years, CAI has worked with many leading health plans to develop effective, affordable and timely data-driven strategies that improve case, disease and utilization, as well as operations and network management. In addition, CAI's expertise has also helped numerous clients assess the efficiency and effectiveness of their health care and benefit management initiatives. These services have empowered these clients with the information, skills and guidance necessary to facilitate future purchasing decisions and optimize managerial and administrative practices. For more information on CareAdvantage, Inc. please visit www.careadvantage.com.


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Certain  statements  made in the press  release may  constitute  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995.  Such  forward-looking   statements  are  based  on  management's  current
expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including without
limitation,   risks  and  uncertainties   regarding  the  Company's  substantial
leverage,   capital   constraints,   significant   shareholder,   liquidity  and
competition. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.